Confidential treatment has been requested for this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of April 11, 2013 by and among FIRST NATIONAL BANK OF OMAHA, a national banking association, as escrow agent (“Escrow Agent”), bfe operating company, llc, a Delaware limited liability company (“Opco”), BUFFALO LAKE ENERGY, LLC, a Delaware limited liability company (“Buffalo Lake”), PIONEER TRAIL ENERGY, LLC, a Delaware limited liability company (“Pioneer Trail”; Pioneer Trail, Buffalo Lake and Opco, each, a “Borrower” and, collectively, “Borrowers”), as borrowers, Opco, as Borrowers’ agent (“Borrowers’ Agent”), FIRST NATIONAL BANK OF OMAHA, a national banking association, as administrative agent under the Credit Agreement described below (“Administrative Agent”), and as collateral agent under the Credit Agreement (“Collateral Agent”; Collateral Agent and Administrative Agent, each, an “Agent” and, together, “Agents”), and the Lenders set forth on the signature pages hereto.

RECITALS:

A.      Pursuant to that certain Credit Agreement dated as of September 25, 2006 (as amended and supplemented from time to time, the “Credit Agreement”) among Borrowers, Borrowers’ Agent, Agents and various financial institutions, as lenders (together with their successors and assigns, the “Lenders”), the Lenders made certain loans to Borrowers (collectively, the “Loans”), subject to the terms and conditions set forth therein.

B.      The repayment of the Loans and the payment and performance of all other Obligations (as defined in the Credit Agreement) under the Credit Agreement are secured by, among other things, (i) that certain Future Advance Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing dated as of September 25, 2006 (as amended and supplemented from time to time, the “Buffalo Lake Mortgage”) by Buffalo Lake in favor of Collateral Agent, and recorded in the Office of the County Recorder of Martin County, Minnesota on September 27, 2006 as Document No. 2006R-385938, encumbering certain real property owned by Buffalo Lake and located in Martin County, Minnesota, as more particularly described on Exhibit A attached hereto (the “Buffalo Lake Real Property”), (ii) that certain Fee Simple and Leasehold Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing dated as of September 25, 2006 (as amended and supplemented from time to time, the “Pioneer Trail Mortgage,” and together with the Buffalo Lake Mortgage, the “Mortgages”) by Pioneer Trail in favor of First American Title Insurance Company, as trustee for the benefit of Collateral Agent, and recorded with the Register of Deeds for Buffalo County, Nebraska on December 21, 2006 as Instrument No. 2006-9710, and with the Register of Deeds for Hall County, Nebraska on October 3, 2006 as Instrument No. 0200608869, encumbering certain real property owned by Pioneer Trail and located in Buffalo County and Hall County, Nebraska, as more particularly described on Exhibit B attached hereto (the “Pioneer Trail Lake Real Property,” and together with the Buffalo Lake Real Property, the “Real Properties”), and (iii) certain other collateral assignments, security agreements and related documents in favor of Collateral Agent, for the benefit of Agents and the Lenders.

C.      Events of Default have occurred and are continuing under the Financing Documents (as defined in the Credit Agreement) as a result of, among other things, the failure of Borrowers to make the regularly scheduled payments of principal and interest due and payable in respect of the Loans from and after September 28, 2012 (the “Acknowledged Events of Default”). As a result of the Acknowledged Events of Default, Agents and the Lenders are presently entitled to exercise all available rights and remedies under the Financing Documents, including, without limitation, foreclosure of the Mortgages.

D.      Borrowers, Agents and the Lenders have entered into that certain Deed in Lieu of Foreclosure Agreement and Joint Escrow Instructions dated of even date herewith (the “Deed in Lieu Agreement”), pursuant to which, among other things, Borrowers have agreed to convey the Facilities (as defined in the Deed in Lieu Agreement) to the Acquiring Entities (as defined in the Deed in Lieu Agreement), as designees of Agents and the Lenders, and Agents and the Lenders have agreed to accept such conveyance, on the terms and conditions set forth in the Deed in Lieu Agreement and the other Deed in Lieu Documents (as defined in the Deed in Lieu Agreement), in lieu of Agents and the Lenders exercising their rights and remedies under the Financing Documents.

E.       Escrow Agent, Borrowers, Agents and the Lenders are entering into this Agreement to set forth, among other things, the terms and conditions upon which the Escrowed Documents and the Escrowed Funds (each as defined below) shall be held in escrow and released by Escrow Agent.

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:

Section 1.     Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated into this Agreement by reference. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Deed in Lieu Agreement.

Section 2.      Escrowed Documents. Concurrently with the execution hereof, Borrowers, Lenders and Agents shall deliver to Escrow Agent fully-executed copies of this Agreement, the Deed in Lieu Agreement, the Deeds, the Bills of Sale, the Assignments of Leases and the Assignments of Contracts, receipt of which is hereby acknowledged by Escrow Agent. Administrative Agent and Borrowers shall from time to time hereafter deliver other Deed in Lieu Documents to Escrow Agent to be held in escrow in accordance with the terms of this Agreement. All Deed in Lieu Documents delivered to Escrow Agent by Administrative Agent or Borrower are referred to herein, collectively, as the “Escrowed Documents”.

The Escrowed Documents shall be held in escrow by Escrow Agent pending authorization by Administrative Agent to release the same as provided herein and in the Deed in Lieu Agreement in order to consummate the Closing. With respect to any Escrowed Documents that are not dated, Escrow Agent is hereby authorized and directed to date such Escrowed Documents as of the Closing Date. Escrow Agent shall not release any of the Escrowed Documents except as hereinafter provided without prior written authorization from Administrative Agent.

Section 3.     Escrowed Funds. Concurrently with the execution hereof, Borrowers shall (a) cause the Parent to deposit the sum of $938,000 (the “Escrow Deposit”) with Escrow Agent; provided Parent shall not have a claim against Borrower or its assets as a result of such deposit. Upon receipt of the Escrow Deposit, Escrow Agent shall deposit the Escrow Deposit in a separate interest bearing deposit account established by Escrow Agent (the “Escrow Account”), to be held and disbursed in accordance with the terms of this Agreement. In the event of a closing of a sale of the Facilities prior to the occurrence of a Release Event, Collateral Agent shall release its security interest upon the Escrow Account and the Escrow Deposit shall be returned by the Escrow Agent to the Parent.

Borrowers hereby grant to Collateral Agent, for the benefit of the Lenders, a security interest in the Escrow Account, the Escrow Deposit and all income or interest earned thereon (collectively, the “Escrowed Funds”) as security for the payment and performance of the Obligations, and Collateral Agent hereby appoints Escrow Agent as agent for Collateral Agent for purpose of perfecting such security interest in the Escrow Account and all Escrowed Funds therein. Escrow Agent hereby acknowledges receipt of the Escrow Funds, and agrees to hold and disburse the same in accordance with the terms and conditions of this Agreement.

Section 4.     Release Events. Effective upon the occurrence of either of the following events (each, a “Release Event”), as determined by Administrative Agent in its sole discretion, Administrative Agent may elect, in its sole discretion, to deliver to Escrow Agent written notice (such notice, the “Administrative Agent Instructions”) directing Escrow Agreement to, among other things, (a) release the Escrowed Documents to Administrative Agent (or, at the direction of Administrative Agent, to the Escrow Holder under the Deed in Lieu Agreement) in order to consummate the Closing and (b) disburse all Escrowed Funds to Administrative Agent:

(i)    the occurrence of any Default or Event of Default under the Financing Documents (other than the Acknowledged Events of Default); provided, however, in the event Borrowers’ fail to make the regularly scheduled payments of principal and interest due and payable in respect of the Loans on March 31, 2013 or June 30, 2013, the failure to make either such payment, while constituting an Event of Default pursuant to the Loans, shall not be a Release Event; or

(ii)   the failure of Borrowers to satisfy any of the requirements set forth in this Escrow Agreement (including on Schedule I attached hereto) (the “Escrow Obligations”) on or before the applicable deadline set forth therein; or

(iii)  the failure of Borrowers to deliver to Administrative Agent concurrently with the execution hereof, documents, certificates and/or opinions sufficient, in Administrative Agent’s sole discretion, to permit Administrative Agent to conclude that the transactions contemplated by the Deed in Lieu Agreement and this Agreement are supported by reasonably equivalent value and/or are supported by such facts that would prevent the transactions from being avoided, rescinded or set aside by a court of competent jurisdiction

Escrow Agent shall comply with the Administrative Agent Instructions, without the need for any instructions or consent from Borrowers, and notwithstanding any conflicting instructions from Borrowers or any other party. Without limitation of the foregoing, upon the occurrence of a Release Event and following the receipt by Escrow Agent of the Administrative Agent Instructions, (a) Escrow Agent shall release and distribute all Escrowed Documents and disburse the Escrowed Funds in accordance with the Administrative Agent Instructions, (b) all such Escrowed Documents shall be deemed released by each of the parties thereto and (c) all such Escrowed Documents (together with all covenants, agreements, representations and warranties of each of the parties thereto) shall be deemed released, delivered and in full force and effect.

Each Borrower hereby makes, constitutes and appoints Administrative Agent, its successors and assigns, as such Borrower’s true and lawful attorney, with full power of substitution and authority in the place and stead of such Borrower and in the name of such Borrower or in Administrative Agent’s own name, for the purpose of carrying out the terms of this Agreement and the Deed in Lieu Documents from and after the occurrence of a Release Event, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Agreement and the Deed in Lieu Documents and to consummate the transactions contemplated hereby and thereby. Such power of attorney is coupled with an interest and shall be irrevocable following the occurrence of a Release Event.

Each Borrower hereby irrevocably authorizes and directs Escrow Agent to act and rely upon any Administrative Agent Instructions or other notices, instructions, demands or requests delivered by Administrative Agent to Escrow Agent hereunder or in connection with the transactions contemplated hereby or by the Deed in Lieu Documents. Escrow Agent shall be entitled to rely upon and will be protected in acting upon any Administrative Agent Instructions believed by it to be genuine and correct and to have been signed or sent on behalf of Administrative Agent, without any duty to make an investigation into the facts or matters stated therein.

Borrowers hereby agree, on a joint and several basis, to indemnify, defend and hold harmless Escrow Agent from and against any claim, loss, liability, damage or expense (including attorneys’ fees and costs) resulting from or attributable to (a) Escrow Agent’s acting upon unilateral Administrative Agent Instructions from Administrative Agent, (b) Escrow Agent’s failing to act upon any conflicting instructions from Borrowers or (c) Escrow Agent’s modifications to the Deed In Lieu Documents to exclude the Excluded Collateral in accordance with Section 7(a) of the Deed in Lieu Agreement, in each case, except to the extent attributable solely and directly to the gross negligence or willful misconduct of Agents or the Lenders.

Section 5.     Borrower Authorization. Borrowers hereby authorize Agents and Agents’ representatives, agents and designees to (a) disclose the conveyances, assignments and other transactions contemplated by the Deed in Lieu Documents to all creditors, vendors, suppliers and customers of Borrowers (collectively, the “Borrower Contacts”) and any Governmental Authorities (as defined in the Credit Agreement), (b) negotiate the terms of any contracts and agreements with any Borrower Contacts, including, without limitation, the Cargill Agreement, the Corn Oil Assignment and Assumption and the TIF Assumption and Modification Agreement, and amendments to any Facility Documents, in each case, to the extent contemplated hereby or deemed necessary or appropriate by Agents in connection with the transactions contemplated by the Deed in Lieu Documents or the operation of the Facilities subsequent to the Closing (provided that no such amendments or modifications to any Facility Documents shall be effective prior to the Closing without the written agreement of Borrowers, not to be unreasonably withheld) and (c) cause the transfer or replacement any Governmental Approvals (as defined in the Credit Agreement) for the Facilities to Acquiring Entities (provided that no such transfer or replacement shall be effective prior to the Closing Date). Borrowers hereby ratify and affirm the power-of-attorney granted by Borrowers in favor of Collateral Agent pursuant to Section 7.3(c) of the Credit Agreement, and acknowledge and agree that Collateral Agent may take any of the actions described in subclauses (a) through (c) of the immediately preceding sentence in Collateral Agent’s own name, or in any Borrower’s name pursuant to the exercise of such power-of-attorney.

Section 6.     Sale of Facilities. Borrowers shall use commercially reasonable efforts to market and solicit offers to purchase each of the Facilities in accordance with the terms set forth on Schedule I attached hereto. To assist with the sales effort, Borrowers shall employ an Independent Sales Advisor acceptable to Administrative Agent. The fees and expenses of the Independent Sales Advisor shall be paid by Borrowers with the consent of the Administrative Agent. The Independent Sales Advisor shall satisfy the qualifications of Independent Manager as set forth in each Borrower’s Operating Agreements. The Independent Sales Advisor shall accept, agree and acknowledge that he/she owes fiduciary duties to the each Borrower and each Borrower’s creditors (including the holders of the Obligations) and each Borrower shall cause the Independent Sales Agent to be fully informed of all of the plans, actions and efforts of each Borrower and the IB, as defined on Schedule I, regarding the efforts to market and solicit offers to purchase each of the Facilities. Specifically, each Borrower shall cause the Independent Sales Agent (i) to be invited to be present in all discussions with the IB and prospective purchasers; (ii) to receive copies of all materials distributed to prospective purchasers; (iii) to receive copies of all expressions of interest, letters of intent and offers delivered to Company or IB by prospective purchasers. Each Borrower agrees to receive and consider advice and recommendations made by the Independent Sales Agent. The Independent Sales Agent shall agree to keep the Administrative Agent fully informed of the Borrowers’ sales efforts and each Borrower agrees that the Administrative Agent shall have full access to the Independent Sales Agent for the purpose of the Administrative Agent fully understanding the status of the sales process and the Borrowers’ efforts in connection with the sales process.

Borrowers shall immediately deliver to Administrative Agent (a) copies of all marketing materials, letters of intent, purchase agreements and other documents relating to the sale of the Facilities and (b) such other documents, information and other items as Administrative Agent may request from time to time regarding Borrowers’ marketing and sale efforts with respect to the Facilities, and shall cause the officers of Borrowers to meet with Administrative Agent at such intervals as Administrative Agent may reasonably require to discuss such marketing and sale efforts. Nothing contained herein shall constitute an approval by any Agent or Lender of any sale of the Facilities, nor an agreement by any Agent or Lender to consent to the release of any lien or security interest of Collateral Agent on the Facilities in connection with any sale.

Each Borrower expressly agrees that neither the Administrative Agent nor any Lender has any duty or obligation to agree to a sale of one or both of the Facilities and a release of liens that does not result in the satisfaction in full of all Obligations. Each Borrower hereby waives any and all claims against Administrative Agent, each Lender and their respective agents and representatives in connection with a refusal by Administrative Agent and each Lender to approve a sale of one or both of the Facilities and a release of liens that does not result in the satisfaction in full of all Obligations.

In the event of a closing of a sale of the Facilities that (a) has been approved by Agents and each of the Lenders, in their sole and absolute discretion, (b) is otherwise in accordance with the terms of Schedule I attached hereto, (c) does not occur in connection with, or following the occurrence of, a bankruptcy proceeding with respect to BioFuel Energy Corp., BioFuel Energy, LLC, BFE Holdings, LLC or any Borrower or a foreclosure, trustee’s sale, deed in lieu of foreclosure or sale by a court appointed receiver with respect to either or both of the Facilities and (d) occurs prior to the occurrence of a Release Event with respect to which Administrative Agent shall have delivered to Escrow Agent the Administrative Agent Instructions in accordance herewith (any such sale satisfying each of the requirements in the foregoing subclauses (a) through (d), an “Approved Sale”), Agents, Lenders and Borrowers hereby acknowledge and agree that the proceeds of such sale shall be applied as set forth on the attached Schedule II.

Section 7.     Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered, (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing, (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission, if prior to 5:00 pm (recipient’s time) on a Business Day (otherwise, on the first Business Day following transmission), so long as copy is sent by overnight courier for delivery not later than the one (1) Business Day after the Business Day on which notice was given by telecopier, as set forth below.

If to Borrowers:

c/o BFE Operating Company, LLC
1600 Broadway, Suite 2200
Denver, Colorado 80202
Attention: Scott Pearce
Telephone: (303) 640-6500
Facsimile: (303) 592-8117

With copies to:

Arnold & Porter LLP

555 12th Street
Washington, D.C. 20004
Attention: Michael L. Bernstein
Telephone: (202) 942-5577
Facsimile: (202) 942-5999

Arnold & Porter LLP

370 Seventeenth Street

Suite 4400
Denver, Colorado 80202
Attention: Timothy Macdonald
Telephone: (303) 863-2334
Facsimile: (303) 832-0438

If to Agents or the Lenders:

c/o First National Bank of Omaha, as Administrative Agent
1620 Dodge Street, Stop 1050
Omaha, Nebraska 68197
Attention: Brad Brummund
Telephone: (402) 602-3507
Facsimile: (402) 602-3056

With a copy to:

Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
Attention: Jeff Wegner
Telephone: (402) 346-6000
Facsimile: (402) 346-1148

If to Escrow Agent:

First National Bank of Omaha, as Escrow Agent
1620 Dodge Street, Stop 1050
Omaha, Nebraska 68197
Attention: Brad Brummund
Telephone: (402) 602-3507
Facsimile: (402) 602-3056

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Section 8.      Conflict. In the event of any conflict between the terms of this Agreement and the terms of any of the Deed in Lieu Documents, the terms of this Agreement shall control.

Section 9.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 10.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Section 11.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. An electronically delivered counterpart shall be equivalent for all purposes to a counterpart bearing an original signature. Any party delivering an executed counterpart of this Agreement by electronic transmission shall deliver a counterpart bearing an original signature to the other parties within a reasonable period of time following the electronic delivery, provided that failure to deliver the counterpart bearing the original signature shall not affect the enforceability of this Agreement.

Section 12.   Entire Agreement; Time is of the Essence. This Agreement and the Deed in Lieu Documents contain the entire agreement among Escrow Agent, Borrowers, Agents and the Lenders with respect to the subject matter hereof and thereof, and any prior representations, negotiations or agreements between or among the parties hereto are merged into this Agreement and the Deed in Lieu Documents. Time is of the essence of this Agreement.

Section 13.   Severability. If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 14.   Amendments; Survival. This Agreement may not be amended except by an amendment in writing signed by all parties hereto; provided, however, that (a) Administrative Agent may elect to waive any term or condition set forth on Schedule I attached hereto, in its sole and absolute discretion, and (b) Administrative Agent and Borrowers may agree to amend Schedule I hereto from time to time without the consent of Escrow Agent, the Lenders or any other party. Administrative Agent and Borrowers shall deliver to Escrow Agent and the Lenders a copy of any amendment to Schedule I hereto promptly following the execution thereof. No delay on the part of any Agent or Lender in the exercise of any right or remedy under this Agreement, any of the Deed in Lieu Documents or any of the Financing Documents shall operate as a waiver thereof. No single or partial exercise by any Agent or Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. This Agreement and the covenants, representations, warranties, indemnities, releases, waivers, and other rights and obligations contained herein shall survive the Closing.

Section 15.   Further Assurances. At any time or from time to time upon the request of Administrative Agent or Escrow Agent, Borrowers shall execute all such additional documents, instruments and estoppel certificates and shall do all such additional acts and things reasonably requested by Administrative Agent or Escrow Agent in order to fully confer upon the Agents and the Lenders the intended benefits of this Agreement.

Section 16.    Escrow Agent Resignation and Replacement. Escrow Agent may at any time resign by giving notice to Borrower and Administrative Agent of its intention to resign and of the proposed date of resignation, which shall be a date not less than 5 days after such notice is delivered in the manner provided in Section 7 above, unless an earlier resignation date and the appointment of a successor Escrow Agent shall have been approved by Administrative Agent. Borrowers and Administrative Agent may at any time designate a party to serve as a replacement Escrow Agent under this Agreement (a “Replacement Escrow Agent”), which Replacement Escrow Agent must be acceptable to Administrative Agent in its sole discretion. Any such replacement of Escrow Agent shall not be deemed to affect the rights or obligations of the parties hereunder. Upon any such replacement, Escrow Agent agrees to assign to such Replacement Escrow Agent its rights under this Agreement.

Section 17.   Borrower Release. Each Borrower hereby fully, finally and forever releases, acquits and discharges (a) Escrow Agent and each Agent and Lender, (b) the predecessors in interest, successors, assigns and affiliates of Escrow Agent and each Agent and Lender and (c) the directors, officers, employees, agents and representatives of Escrow Agent and each Agent and Lender (collectively, the “Released Parties”), from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, contracts, agreements, accounts, defenses, suits and offsets of whatever kind, character or nature whatsoever, in law or equity, contract or in tort, that any Borrower has or in the future may have, whether known or unknown, suspected or unsuspected, for or by reason of any matter, cause or thing whatsoever, arising under that certain letter agreement dated on or about the date hereof among Borrowers, BioFuel Energy Corp. and Piper Jaffray & Co. or otherwise in respect of the IB Engagement (as defined on Schedule I attached hereto) or the transactions contemplated hereby or thereby; provided, however, that the foregoing release shall not be construed as a waiver or release of the agreements of Agents or the Lenders under Section 6 hereof relating to the application of the proceeds of an Approved Sale.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

FIRST NATIONAL BANK OF OMAHA, a national banking association, as Administrative Agent and Collateral Agent

By:	/s/ Andrew Wong
Name:	Andrew Wong
Title:	Vice President

BORROWERS AND BORROWERS’ AGENT:

BFE OPERATING COMPANY, a Delaware limited liability company, as Borrower and as Borrowers’ Agent

By:	/s/ Scott H. Pearce
Name:	Scott H. Pearce
Title:	Authorized Person

BUFFALO LAKE ENERGY, LLC, a Delaware limited liability company, as Borrower

By:	/s/ Scott H. Pearce
Name:	Scott H. Pearce
Title:	Authorized Person

PIONEER TRAIL ENERGY, LLC, a Delaware limited liability company, as Borrower

By:	/s/ Scott H. Pearce
Name:	Scott H. Pearce
Title:	Authorized Person

[EXECUTION PAGE OF ESCROW AGREEMENT]

ESCROW AGENT:

FIRST NATIONAL BANK OF OMAHA, a national banking association, as Escrow Agent

By:
Name:
Title:

[EXECUTION PAGE OF ESCROW AGREEMENT]

LENDERS:

FIRST NATIONAL BANK OF OMAHA, as Lender

By:
Name:
Title:

STANDARD CHARTERED BANK, as Lender

By:
Name:
Title:

AGFIRST FARM CREDIT BANK, as Lender

By:
Name:
Title:

FARM CREDIT BANK OF TEXAS, as Lender

By:
Name:
Title:

FCS FINANCIAL, FLCA, as Lender

By:
Name:
Title:

TPG CREDIT STRATEGIES FUND, L.P., as Lender

By:
Name:
Title:

[EXECUTION PAGE OF ESCROW AGREEMENT]

TPG CREDIT STRATEGIES FUND II, L.P., as Lender

By:
Name:
Title:

AMARILLO NATIONAL BANK, as Lender

By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Lender

By:
Name:
Title:

[EXECUTION PAGE OF ESCROW AGREEMENT]

Confidential treatment has been requested for this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE I

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Confidential treatment has been requested for this exhibit. The copy filed herewith omits the information subject to the confidentially request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE II

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